EXHIBIT 10.6


                            FIRST AMENDMENT
                                TO THE
               MANAGEMENT INCENTIVE COMPENSATION PROGRAM
                          OF IMC GLOBAL INC.


     WHEREAS, IMC Global Inc. (the "Company") has adopted and currently maintains the Management Incentive Compensation Program, effective July 1, 1988, as amended through July 2, 1991 and July 3, 1995, respectively (the "MICP"); and

     WHEREAS, the Company desires to amend the MICP in certain respects and as set forth below.

      NOW,  THEREFORE, pursuant to the power of amendment contained  in
Section 15.1 of the MICP, the MICP is hereby amended as follows, effective July 1, 1996:

1.   Section  5.1 is deleted in its entirety and replaced  with  a  new
     Section 5.1 as follows:

               "5.1 Not later than the end of the third month
          of the fiscal year, the Committee, after consultation with the Chief Executive Officer, shall determine the Performance Objective for each "Business Unit" of the Company and for the Company as a whole for that fiscal year. Each such Performance Objective shall be expressed in terms of the economic performance of the Business Unit or of the Company as a whole. For purposes of the Program, Business Unit shall mean a subsidiary, division, joint venture or other unit of the Company's business which is designated as such by the Committee."

2.   Section 5.2 is deleted in its entirety.

3.   Section  5.3 is deleted in its entirety and replaced  with  a  new
     Section 5.3 as follows:

                 "5.3  Not  more  than  120  days  after  the
          beginning of a fiscal year the Chief Executive Officer shall cause each participant who is an officer to be notified in writing of the Performance Objective applicable to such participant for that fiscal year. At his discretion, the Chief Executive Officer may cause such notices to be sent to other participants. After such notices shall have been sent, such Performance Objective shall not be changed."

4.   Section  7.5 is deleted in its entirety and replaced  with  a  new
     Section 7.5 as follows:

                "7.5 If a Performance Percentage for a fiscal year shall exceed 100%, the Award Pool shall be determined by (i) taking a fraction, the numerator of which shall be the number of percentage points by which the Performance Percentage exceeds 100%, up to the Maximum Percentage, and the denominator of which shall be the percentage point spread between 100% and the Maximum Percentage; (ii) multiplying such fraction by an amount which shall be equal to the Target Pool multiplied by a percentage which shall not be more than 200% and which shall be determined by the Committee (except that the Board of Directors may set a different percentage); and (iii) adding the resulting amount to the Target Pool."

5. Section 8.1(b) is deleted in its entirety and replaced with a new Section 8.1(b) as follows:

                 "(b)   The  Chief  Executive  Officer  shall
          designate the amount, if any, of the Actual Incentive Award to be made to each participant in the Plan who is not an officer, in respect of that year, within the limits of the Award Pool for the Company and subject to the maximum award for any participant of not in excess of 200% of his Target Award."

6.   Section  9  is  deleted in its entirety and replaced  with  a  new
     Section 9 as follows:

                "9. Special Pool. If in respect of any fiscal year there shall be no Award Pool for the Company, the Committee may establish a Special Pool which shall not be in excess of 40% of the Target Pool and within the limitations of that Special Pool and subject to the 200% limitation set forth in Section 8.1(b), Incentive Awards may be made to participants in accordance with the procedures set forth in Sections 8.1(b) and (c), and 8.2, 8.3 and 8.4."

      IN WITNESS WHEREOF, IMC Global Inc. has caused this amendment to be executed by its officers this ____ day of __________, 1996.

                              IMC GLOBAL INC.


                              By:

(corporate seal)

ATTEST:


By: